EXHIBIT 99.3


                                  ADTRAN, INC.
                                  ------------
                                 (In thousands)

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

                                                     Three Months Ended    Nine Months Ended
                                                     ------------------    -----------------
                                                        September 30,        September 30,
                                                        -------------        -------------
                                                       2007       2006       2007       2006
                                                     --------   --------   --------   --------

Stock-based compensation expense included in
     cost of sales                                   $     96   $     90   $    283   $    260
                                                     -----------------------------------------

Selling, general and administrative expense             1,023        992      3,222      2,952
Research and development expense                        1,086        983      3,235      2,882
                                                     -----------------------------------------
Stock-based compensation expense included in            2,109      1,975      6,457      5,834
     operating expenses
                                                     -----------------------------------------

Total stock-based compensation expense                  2,205      2,065      6,740      6,094
Tax benefit for expense associated with
     non-qualified options                               (263)      (261)      (679)      (774)
                                                     -----------------------------------------
Total stock-based compensation expense, net of tax   $  1,942   $  1,804   $  6,061   $  5,320
                                                     =========================================

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